AMENDMENT NO. 1

TO

AMENDED AND RESTATED SUB-ADVISORY CONTRACT

This Amendment dated as of September 4, 2020, amends the Amended and Restated Sub-Advisory Contract (“Contract”) between Invesco Advisers, Inc. (the “Adviser”) and OppenheimerFunds, Inc. (the “Sub-Adviser”).

WHEREAS, the parties desire to amend the Agreement to change the name of Invesco Oppenheimer Municipal Fund to Invesco Environmental Focus Municipal Fund, a series portfolio of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), effective September 4, 2020; and

WHEREAS, the parties desire to amend the Agreement to change the names of Invesco Oppenheimer Capital Appreciation Fund to Invesco Capital Appreciation Fund, Invesco Oppenheimer Discovery Fund to Invesco Discovery Fund, Invesco Oppenheimer Master Loan Fund to Invesco Master Loan Fund, Invesco Oppenheimer Senior Floating Rate Fund to Invesco Senior Floating Rate Fund, Invesco Oppenheimer Senior Floating Rate Plus Fund to Invesco Senior Floating Rate Plus Fund and Invesco Oppenheimer Short Term Municipal Fund to Invesco Short Term Municipal Fund, series portfolios of AIM Counselor Series Trust (Invesco Counselor Series Trust), Invesco Oppenheimer Main Street All Cap Fund to Invesco Main Street All Cap Fund, Invesco Oppenheimer Main Street Fund to Invesco Main Street Fund and Invesco Oppenheimer Rising Dividends Fund to Invesco Rising Dividends Fund, series portfolios of AIM Equity Funds (Invesco Equity Funds), Invesco Oppenheimer International Diversified Fund to Invesco International Diversified Fund, Invesco Oppenheimer Main Street Mid Cap Fund to Invesco Main Street Mid Cap Fund, Invesco Oppenheimer Main Street Small Cap Fund to Invesco Main Street Small Cap Fund and Invesco Oppenheimer Master Event-Linked Bond Fund to Invesco Master Event-Linked Bond Fund, series portfolios of AIM Growth Series (Invesco Growth Series), Invesco Oppenheimer Developing Markets Fund to Invesco Developing Markets Fund, Invesco Oppenheimer Discovery Mid Cap Growth Fund to Invesco Discovery Mid Cap Growth Fund, Invesco Oppenheimer Emerging Markets Innovators Fund to Invesco Emerging Markets Innovators Fund, Invesco Oppenheimer Emerging Markets Local Debt Fund to Invesco Emerging Markets Local Debt Fund, Invesco Oppenheimer Fundamental Alternatives Fund to Invesco Fundamental Alternatives Fund, Invesco Oppenheimer Global Allocation Fund to Invesco Global Allocation Fund, Invesco Oppenheimer Global Strategic Income Fund to Invesco Global Strategic Income Fund, Invesco Oppenheimer International Bond Fund to Invesco International Bond Fund, Invesco Oppenheimer SteelPath MLP Alpha Fund to Invesco SteelPath MLP Alpha Fund, Invesco Oppenheimer SteelPath MLP Alpha Plus Fund to Invesco SteelPath MLP Alpha Plus Fund, Invesco Oppenheimer SteelPath MLP Income Fund to Invesco SteelPath MLP Income Fund, Invesco Oppenheimer SteelPath MLP Select 40 Fund to Invesco SteelPath MLP Select 40 Fund, Invesco Oppenheimer Total Return Bond Fund to Invesco Core Bond Fund, series portfolios of AIM Investment Funds (Invesco Investment Funds), Invesco Oppenheimer Global Fund to Invesco Global Fund, Invesco Oppenheimer Global Focus Fund to Invesco Global Focus Fund, Invesco Oppenheimer Global Opportunities Fund to Invesco Global Opportunities Fund, Invesco Oppenheimer International Equity Fund to Invesco International Equity Fund, Invesco Oppenheimer International Small-Mid Company Fund to Invesco International Small-Mid Company Fund, series portfolios of AIM International Mutual Funds (Invesco International Mutual Funds), Invesco Oppenheimer Government Money Market Fund to Invesco U.S. Government Money Portfolio, a series portfolio of AIM Investment Securities Funds (Invesco Investment Securities Funds), Invesco Oppenheimer Gold & Special Minerals Fund to Invesco Gold & Special Minerals Fund, a series portfolio of AIM Sector Funds (Invesco Sector Funds), Invesco Oppenheimer Rochester® AMT-Free Municipal Fund to Invesco AMT-Free Municipal Income Fund, Invesco Oppenheimer Rochester® AMT-Free New York Municipal Fund to Invesco Rochester® AMT-Free New York Municipal Fund, Invesco Oppenheimer Rochester® California Municipal

Fund to Invesco California Municipal Fund, Invesco Oppenheimer Rochester® High Yield Municipal Fund to Invesco Rochester® Municipal Opportunities Fund, Invesco Oppenheimer Rochester® Limited Term California Municipal Fund to Invesco Limited Term California Municipal Fund, Invesco Oppenheimer Rochester Limited Term New York Municipal Fund to Invesco Rochester® Limited Term New York Municipal Fund, Invesco Oppenheimer Rochester® New Jersey Municipal Fund to Invesco New Jersey Municipal Fund, Invesco Oppenheimer Rochester® New York Municipals Fund to Invesco Rochester® New York Municipals Fund and Invesco Oppenheimer Rochester® Pennsylvania Municipal Fund to Invesco Pennsylvania Municipal Fund, series portfolios of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), effective September 30, 2020;

NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

AIM Counselor Series Trust (Invesco Counselor Series Trust)

Invesco Capital Appreciation Fund

Invesco Discovery Fund

Invesco Master Loan Fund

Invesco Senior Floating Rate Fund

Invesco Senior Floating Rate Plus Fund

Invesco Short Term Municipal Fund

AIM Equity Funds (Invesco Equity Funds)

Invesco Main Street Fund®

Invesco Main Street All Cap Fund®

Invesco Rising Dividends Fund

AIM Growth Series (Invesco Growth Series)

Invesco Active Allocation Fund

Invesco International Diversified Fund

Invesco Main Street Mid Cap Fund®

Invesco Main Street Small Cap Fund®

Invesco Master Event-Linked Bond Fund

Invesco Select Risk: Conservative Investor Fund

Invesco Select Risk: High Growth Investor Fund

Invesco Select Risk: Moderate Investor Fund

AIM International Mutual Funds (Invesco International Mutual Funds)

Invesco Advantage International Fund

Invesco Global Focus Fund

Invesco Global Fund

Invesco Global Opportunities Fund

Invesco International Equity Fund

Invesco International Small-Mid Company Fund

Invesco Oppenheimer International Growth Fund

AIM Investment Funds (Invesco Investment Funds)

Invesco Core Bond Fund

Invesco Developing Markets Fund

Invesco Discovery Mid Cap Growth Fund

Invesco Emerging Markets Innovators Fund

Invesco Emerging Markets Local Debt Fund

Invesco Fundamental Alternatives Fund

Invesco Global Allocation Fund

Invesco Global Strategic Income Fund

Invesco International Bond Fund

Invesco SteelPath MLP Alpha Fund

Invesco SteelPath MLP Alpha Plus Fund

Invesco SteelPath MLP Income Fund

Invesco SteelPath MLP Select 40 Fund

AIM Investment Securities Funds (Invesco Investment Securities Fund)

Invesco High Yield Bond Factor Fund

Invesco Intermediate Bond Factor Fund

Invesco U.S. Government Money Portfolio

AIM Sector Funds (Invesco Sector Funds)

Invesco Comstock Select Fund

Invesco Gold & Special Minerals Fund

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)

Invesco AMT-Free Municipal Income Fund

Invesco California Municipal Fund

Invesco Environmental Focus Municipal Fund

Invesco Limited Term California Municipal Fund

Invesco New Jersey Municipal Fund

Invesco Pennsylvania Municipal Fund

Invesco Rochester ®AMT-Free New York Municipal Fund

Invesco Rochester® New York Municipals Fund

Invesco Rochester® Municipal Opportunities Fund

Invesco Rochester® Limited Term New York Municipal Fund

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Invesco Oppenheimer V.I. Capital Appreciation Fund

Invesco Oppenheimer V.I. Conservative Balanced Fund

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund

Invesco Oppenheimer V.I. Global Fund

Invesco Oppenheimer V.I. Global Strategic Income Fund

Invesco Oppenheimer V.I. Government Money Fund

Invesco Oppenheimer V.I. International Growth Fund

Invesco Oppenheimer V.I. Main Street Fund®

Invesco Oppenheimer V.I. Main Street Small Cap Fund®

Invesco Oppenheimer V.I. Total Return Bond Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Senior Vice President & Secretary

OPPENHEIMERFUNDS, INC.

Sub-Adviser

By:	Robert H. Rigsby
Name:	Robert H. Rigsby
Title:	Vice President